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                                                                    EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 29, 2001, except as to Restatement of Financial Statements of Note E as to which the date is October 10, 2001, with respect to the consolidated financial statements of Gray Communications Systems, Inc., included in this Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2001.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91296, Form S-8 No. 333-56125 and Form S-8 No. 333-39700)
pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan and the Registration Statement (Form S-4 No. 333-84833) pertaining to the issuance of shares of BR Holding, Inc. of our reports dated January 29, 2001, except as to Restatement of Financial Statements of Note E as to which the date is October 10, 2001,with respect to the consolidated financial statements of Gray Communications Systems, Inc., included herein.



/s/ ERNST & YOUNG LLP

Atlanta, Georgia
October 12, 2001